Exhibit 99.1

MORGANS HOTEL GROUP ANNOUNCES NEW $30 MILLION
STOCK REPURCHASE PROGRAM

New York, NY – July 1, 2008 – Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today announced that the Company’s Board of Directors has authorized a repurchase of up to $30 million of MHG common stock, or approximately 9% of its outstanding shares, based on the current market price. The Company has previously completed two stock repurchase programs, totaling $75 million.

“This repurchase program reflects the confidence of our Board of Directors in MHG’s unique market position,” said Fred J. Kleisner, President and Chief Executive Officer of MHG. “We believe that the purchase of MHG shares is an attractive investment for our Company. Our balance sheet and cash position provide us the financial flexibility to implement this program, which we believe is an excellent way to continue to build value for our shareholders.”

Stock repurchases will be made from time to time through the open market or in privately negotiated transactions. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The stock repurchase program may be suspended or terminated at any time without prior notice, and will expire on July 1, 2009.

The Company also noted that the deadline to obtain construction financing for the Echelon project has been extended to September 15, 2008.

About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC) operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and The Shore Club in Miami, Mondrian in Los Angeles and Scottsdale, Clift in San Francisco, and Sanderson and St Martins Lane in London. MHG and an equity partner also own the Hard Rock Hotel & Casino in Las Vegas and related assets. MHG has other property transactions in various stages of completion, including projects in Miami Beach, Florida; Chicago, Illinois; SoHo, New York; Las Vegas, Nevada; and Palm Springs, California. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements
Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; risks associated with the acquisition, development and integration of properties; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; the impact of any material litigation; the loss of key members of our senior management; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Contacts:

Richard Szymanski
Morgans Hotel Group
212-277-4188

Andi Salas
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449